PROSPECTUS Dated                                       Pricing Supplement No. 15
April 1, 1998                                          Effective July 20, 1998



                             U.S. $1,000,000,000            Rule 424 (b)(3)
                                                        Registration Statement
                          FORD MOTOR CREDIT COMPANY          No. 333-45015

                        VARIABLE DENOMINATION FLOATING
                              RATE DEMAND NOTES


                      - - - - - - - - - - - - - - - - -


                           Interest Rate Per Annum
                           - - - - - - - - - - - -


Period          Tier One Notes          Tier Two Notes          Tier Three Notes
Beginning       Under $15,000           $15,000-$49,999         $50,000 and over
---------       -------------           ---------------         ----------------
7/20/98             5.24%                    5.44%                    5.64%
